UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 17, 2011

Date of Report (Date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California		94545
(Address of principal executive offices)		(Zip Code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2011, Solta Medical, Inc. (the “Company”) drew down $5 million under its secured term loan facility (the “Credit Facility”) with Silicon Valley Bank to help fund the one-time payment of $20 million to Medicis Technologies Corporation (f/k/a LipoSonix, Inc.), a subsidiary of Medicis Pharmaceutical Corporation, with respect to the clearance by the U.S. Food and Drug Administration of the second generation LipoSonix product which was received on October 24, 2011. As previously disclosed, the Credit Facility matures on September 1, 2015, unless earlier accelerated upon an event of default. Borrowings under the Credit Facility bear interest at a fixed per annum rate of 3.75%, are subject to a final payment fee equal to 6.00% of the aggregate principal amount of the borrowings, and are secured by substantially all of the Company’s personal property. The Credit Facility contains customary events of default.

Additional details of the Credit Facility were previously disclosed in Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 11, 2009, April 5, 2010 and October 28, 2011 under Item 1.01, “Entry into a Material Definitive Agreement,” and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: November 18, 2011	By:	/s/ John F. Glenn
Name: John F. Glenn
Title: Chief Financial Officer